Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-151801, No. 333-120320, No. 333-157112, No. 333-163117) of Tower Group, Inc. of our report dated March 1, 2011 relating to the consolidated financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.
/s/ PricewaterhouseCoopers. LLP
New York, NY
March 1, 2011

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